Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126329, 333-122509, 333-103046, 333-72479, 333-180361, and 333-211922) of Landauer, Inc. of our report dated June 21, 2017 appearing in this Annual Report on Form 11-K of the Landauer, Incorporated 401(k) Retirement Savings Plan for the year ended December 31, 2016.

/s/ Cutrara & Company

Cutrara & Company

South Holland, Illinois

June 21, 2017